Exhibit 4(a)-2
SUPPLEMENT DATED 15 MARCH 2018 TO THE PROSPECTUS DATED 15 SEPTEMBER 2017
WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC
(incorporated and registered with limited liability in England and Wales under registration number 02366923)
and
WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC
(incorporated and registered with limited liability in England and Wales under registration number 02366985)
and
WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC
(incorporated and registered with limited liability in England and Wales under registration number 02366894)
and
WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC
(incorporated and registered with limited liability in England and Wales under registration number 03600574)
£3,000,000,000
Euro Medium Term Note Programme
This supplement (the Supplement) to the prospectus dated 15 September 2017 (the Prospectus) which comprises a base prospectus for the purposes of Article 5.4 of the Prospectus Directive constitutes a supplementary prospectus for the purposes of Section 87G of the Financial Services and Markets Act 2000 (the FSMA) and is prepared in connection with the £3,000,000,000 Euro Medium Term Note Programme (the Programme) established by WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC, WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC, WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC and WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC (the Issuers). Terms defined in the Prospectus have the same meaning when used in this Supplement. When used in this Supplement, Prospectus Directive means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in a relevant Member State of the EEA.
This Supplement is supplemental to, and should be read in conjunction with, the Prospectus and any other supplements to the Prospectus issued by the Issuer.
Each of the Issuers accepts responsibility for the information contained in this Supplement. To the best of the knowledge of each of the Issuers (which has taken all reasonable care to ensure that such is the case) the information contained in this Supplement is in accordance with the facts and does not omit anything likely to affect the import of such information.
Purpose of the Supplement
The purpose of this Supplement is amend the following formula for the calculation of “Index Figure applicable” in Condition 8 of the Prospectus which has been the subject of a formatting error:

IFA = RPI m3+	(Day of Calculation Date 1) (Days in month of Calculation Date)	(RPI m2 RPI m3)
(the Erroneous Formula)
The Prospectus is hereby amended by replacing the Erroneous Formula with the following formula:

IFA = RPI m-3+	(Day of Calculation Date 1) (Days in month of Calculation Date)	(RPI m-2 - RPI m-3)

General Information
Save as disclosed in this Supplement, there has been no other significant new factor, material mistake or inaccuracy relating to information included in the Prospectus since the publication of the Prospectus.